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                                                                  [NAVARRE LOGO]

For Additional Information:
Jim Gilbertson, VP/Chief Financial Officer      Cary Deacon, COO,
763-535-8333                                    Publishing & Licensing
jgilbert@navarre.com                            763-535-8333
                                                cdeacon@navarre.com

Joyce Fleck, VP Marketing
763-535-8333
jfleck@navarre.com

  NAVARRE CORPORATION REPORTS RECORD FIRST QUARTER FISCAL 2005 PROFIT AND SALES
             COMPANY RAISES ITS 2005 SALES AND EARNINGS PROJECTIONS

MINNEAPOLIS, MN - July 21, 2004 - Navarre Corporation (NASDAQ: NAVR) a leading publisher and distributor of a broad range of home entertainment and multimedia software products, today reported fiscal 2005 first quarter results for the period ended June 30, 2004.

Highlights for the quarter include:

      - Consolidated net sales for the quarter increased 73% to $126.7 million from $73.1 million in the same period last year.

      - Consolidated income from operations increased to $4.5 million from $224,000 in the same period last year.

      - Consolidated net income for the quarter increased to $4.6 million or $0.16 per diluted share compared with $308,000 or $0.01 per diluted share in the same period last year.

      - Gross margin on a consolidated basis for the quarter, as a percent to net sales, was 14.9% compared with 13.7% in the same period last year.

      - Operating expenses on a consolidated basis for the quarter, as a percent to net sales were 11.4% compared with 13.4% in the same period last year.

      - An acquisition credit facility was established with GE Commercial Finance that provides up to a $20 million revolving credit facility for acquisitions.

      - The Company reported cash and cash equivalents of $12.2 million and no debt at the end of the first fiscal quarter.

      - Publishing revenue, before inter-company elimination, represented 21.5% of total net sales in the quarter versus 6.0% last year.

      -     Company reports 12th consecutive profitable quarter.

Eric Paulson, Chairman and CEO of Navarre Corporation stated, "The results of our first fiscal quarter 2005 reflect continued momentum across all business sectors at the Company. The evolution of our Company's strategy is underway as evidenced by the Publishing revenue, representing 21.5% of sales, before inter-company elimination, in the quarter versus 6.0% last year. The organization structure, breaking out Publishing and Distribution, was put in place prior to the end of fiscal year 2004 and continues to lead our revenue and profit growth. Publishing manages and controls content. Distribution provides improved services and cost savings for Navarre and its subsidiaries as well as for our trading partners."

Paulson continued, "We expect our new warehouse material handling facilities to come online shortly. This facility will handle our growth and should take our already efficient distribution capabilities to an even higher level. This year we will be holding our annual shareholder meeting at our corporate headquarters and allowing the attendees to tour this state-of-the-art facility."

                                                                          - More
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Jim Gilbertson, VP, CFO stated, "In June we established an acquisition credit facility with GE Commercial Finance. The agreement provides the Company with a credit line of up to $20 million for acquisitions. This agreement will help us achieve our previously stated acquisition growth goals."

A reconciliation of net sales with and without inter-company eliminations of sales appears in an accompanying table. Net sales before eliminations are measures of performance that are not defined by generally accepted accounting principles ("GAAP") and should be viewed in addition to, and not in lieu of, net sales as reported on a GAAP basis.

                           BUSINESS SEGMENT HIGHLIGHTS

DISTRIBUTION

Distribution achieved a net sales increase of 50% to $109.7 million as compared to $73.1 million for the same period last year. The growth during the quarter was achieved through increases in all of its product groups. Software continues to expand its market share presence across all categories. Internet security and anti-virus products remained strong. Major label music, DVD video and video games grew due to the combinations of increased publisher and customer rosters and benefited from strong releases throughout the quarter. Independent music also grew due to its increased label and artist roster and its continued focus on catalog across all music genres.

PUBLISHING

Publishing includes the Company's subsidiaries, Encore and BCI Eclipse, which licenses, develops, markets and manages content. Publishing achieved record sales for the quarter of $30.1 million, before inter-company elimination of $13 million, versus $4.7 million, before inter-company elimination of $4.7 million, during the same period last year. (See discussion of net sales reconciliation above.)

                            FISCAL YEAR 2005 GUIDANCE

The Company has increased its net sales estimate for 2005 fiscal year to be in the $570 to $595 million range. The Company's prior estimate was in the $550 to $580 million range.

The Company has increased its estimates for earnings per share, based on current share equivalents, in 2005 fiscal year to be in the $.74 to $.84 range. This figure is an increase from the Company's prior estimate of $.69 to $.77 per share range.

                                                                          - More
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CONFERENCE CALL

In conjunction with the press release, management of Navarre will host a conference call at 11:00 a.m. ET Thursday, July 22, 2004, to discuss the Company's results. Hosting the call will be Messrs. Eric Paulson, Chairman and CEO, Jim Gilbertson, VP and CFO, Brian Burke, COO, Distribution Services and Cary Deacon, COO Publishing and Licensing.

CALL ACCESS

The conference call can be access by dialing 800-683-1525, conference ID "NAV" ten minutes prior to the scheduled start time. In addition, this call will be simultaneously broadcast live over the Internet and can be accessed at http://www.navarre.com under the "About Navarre heading. Investors should go to the website 15 minutes to the start time to register and download any necessary software needed to listen to the call. A replay of the conference call will be available following the call's completion by dialing 877-519-4471, Pin number 4951173, through midnight eastern time, Thursday, July 29, 2004. or by accessing http://www.navarre.com where a replay will be available for a one-week period.

ABOUT NAVARRE CORPORATION

Navarre Corporation (NASDAQ: NAVR) provides distribution and related services to leading developers and retailers of home entertainment content. The company operates under two business segments; Distribution which includes PC software, video games, CD audio and DVD video; Publishing which includes Encore and BCI Eclipse. Based in California, Encore is a majority-owned subsidiary of Navarre Corporation (NASDAQ: NAVR), and a leading interactive publisher in the PC CD-ROM and videogame markets. As a result of strategic relationships, the company publishes PC titles or compilations in major software categories from productivity to education. BCI Eclipse, based in California, a wholly-owned subsidiary of Navarre Corporation, provides niche DVD video and audio products. Navarre's client-specific delivery systems allow its product lines to be seamlessly distributed to over 18,000 retail locations throughout North America. The Company provides such value-added services as inventory management, Web-based ordering, fulfillment and marketing and EDI customer and vendor interface. Since its founding in 1983, Navarre has built a base of distribution partnerships with a broad base of leading retailers across the mass merchant, music, computer and office specialty, wholesale club and military PX channels, as well as software content developers from all categories of the industry and independent record labels encompassing all musical genres. For more information, please visit the Company's Web site at www.navarre.com.

SAFE HARBOR

"The statements in this press release that are not strictly historical are "forward looking" statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are intended to be covered by the safe harbors created by these sections. The forward-looking statements are subject to risks and uncertainties and the actual results that the Company achieves may differ materially from these forward-looking statements due to such risks and uncertainties, including, but not limited to: the Company's dependence upon a key employee and its Founder, namely, Eric H. Paulson, Chairman of the Board, President and Chief Executive Officer, the Company's dependence upon a limited number of large customers that account for a significant part of its business, seasonality in its business and the fact that a large portion of the Company's revenues have traditionally been related to the holiday selling season, the Company's dependence on significant vendors, the Company's dependence on financing its significant working capital needs, the Company's dependence upon software developers and manufacturers, the Company's ability to maintain and grow its exclusive distribution business through agreements with recording artists, potentially changing retail consumer buying patterns in the PC software market, the Company's ability to avoid inventory return and obsolescence losses, the acquisition strategy of the Company could disrupt other business segments and/or management, tougher competition and/or new and different competition in the Company's traditional and new markets including through different means of distribution, technological innovation in the electronic downloading of music, increased counterfeiting or low or no cost downloading could impact product sales, uncertain growth in the publishing segment, the Company's dependence on information systems, the Company's credit exposure due to reseller arrangements, the potential for future terrorist activities to disrupt operations or harm assets, the Company's dependence on third-party shipping of its product, significant Company stock volatility, and the Company's anti-takeover provision may discourage take-over attempts beneficial to shareholders. A detailed statement of risks and uncertainties is contained in the Company's reports to the Securities and Exchange Commission, including in particular the Company's Form 10-K for the year ended March 31, 2004. Investors and shareholders are urged to read this document carefully. The Company can offer no assurances that any projections, assumptions or forecasts made or discussed in this release, "NAVARRE CORPORATION REPORTS RECORD FIRST QUARTER FISCAL YEAR 2005 PROFIT AND SALES, dated July 21, 2004, will be met, and investors should understand the risks of investing solely due to such projections. The Company undertakes no obligation to revise any forward- looking statements in order to reflect events or circumstances that may arise after the date of this press release.

                                                                           -More
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Investors and shareholders may obtain free copies of the public filings through the website maintained by the SEC at http://www.sec.gov or at one of the SEC's other public reference rooms in New York, New York or Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information with respect to the SEC's public reference rooms. Free copies of these documents may be obtained by contacting Kathy Conlin at 763-535-8333.

                                       ###


                          (Financial Statements Follow)


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                               NAVARRE CORPORATION
                 CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (Unaudited)

                                                          THREE MONTHS ENDED
                                                               JUNE 30,
                                                         2004             2003
                                                       --------         --------
Net sales                                              $126,716         $ 73,084
Gross profit                                             18,878           10,049
Operating expense                                        14,396            9,825
Income from operations                                    4,482              224
Other income, net                                            91               84
Net income                                             $  4,573         $    308

Earnings per common share:
   Basic                                               $   0.17         $   0.01
   Diluted                                             $   0.16         $   0.01

Weighted average shares outstanding:
   Basic                                                 26,175           21,616
   Diluted                                               28,377           22,132



                               NAVARRE CORPORATION
                      CONSOLIDATED CONDENSED BALANCE SHEETS
                                 (IN THOUSANDS)
                                   (Unaudited)

                                                      JUNE 30, 2004  MARCH 31, 2004
                                                      -------------  --------------
Assets
Current assets
   Cash                                                 $ 12,195        $ 14,495
   Receivables, net
                                                          72,079          72,316
   Inventories
                                                          41,840          30,151
   Other
                                                           5,671           5,175
                                                        --------        --------
Total current assets                                     131,785         122,137
   Property and equipment, net
                                                           4,976           6,914
   Other assets
                                                          18,728          17,876
                                                        --------        --------
Total assets                                            $155,489        $146,927
                                                        ========        ========

Liabilities and shareholders' equity
   Payables and accrued expenses                        $ 92,081        $ 91,359
   Shareholders' equity
                                                          63,408          55,568
                                                        --------        --------
Total liabilities and shareholders' equity              $155,489        $146,927
                                                        ========        ========

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                               NAVARRE CORPORATION
                            SUPPLEMENTAL INFORMATION
                                 (IN THOUSANDS)
                                   (Unaudited)

RECONCILIATION OF GAAP NET SALES:

                                                                    THREE MONTHS ENDED
                                                                         JUNE 30,
                                                    2004             %              2003            %
Net sales
  Distribution                                   $ 109,668            78.5       $  73,090           94.0
  Publishing                                        30,052            21.5           4,652            6.0
                                                 ---------                       ---------
Net sales before inter-company eliminations        139,720                          77,742
  Inter-company eliminations                       (13,004)                         (4,658)
                                                 ---------                       ---------
Net sales as reported                            $ 126,716                       $  73,084
                                                 =========                       =========